Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-277143, 333-215770, 333-236487, 333-262686, and 333-285538 on Form S-8 of our reports dated November 18, 2025, relating to the financial statements of Varex Imaging Corporation and the effectiveness of Varex Imaging Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended October 3, 2025.

/s/ Deloitte & Touche LLP
Salt Lake City, Utah
November 18, 2025